                                                              EXHIBIT(A)(16.11)
                         N M ROTHSCHILD & SONS LIMITED

                                 PRESS RELEASE

 NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO AUSTRALIA, CANADA OR
                                     JAPAN

FOR IMMEDIATE RELEASE                                           17 October 1995

                    ARCO STATEMENT RE: STATOIL FINAL OFFER

ARCO Irish Holdings has noted Statoil (UK) Limited's final offer for Aran announced today. ARCO is considering the terms of Statoil's offer and intends to make a further announcement in the near future.

                                    - END -


PRESS ENQUIRIES:
ARCO
Terry Dallas                   Telephone: (44) 171 831 3113
N M ROTHSCHILD & SONS LIMITED  Telephone: (44) 171 280 5000
Nicholas Wrigley
Tony Allen
PUBLIC RELATIONS:
WHPR                           Telephone: (353) 1 496 0244
Brian Bell
FINANCIAL DYNAMICS
Nick Miles                     Telephone: (44) 171 831 3113
Marc Popiolek                  Telephone: (44) 171 831 3113
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  New Court, St. Swithin's Lane, London EC4P 4DU Telephone 0171-280 5000 Fax
                          0171-929 1643 Telex 888031
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